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                                                                 EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       Quarter Ended September 30, 1994*



Primary:

   Income:

         Net income  .......................................     $1,482,000
                                                                 ==========

     Shares:

         Weighted average number of
           common shares outstanding .......................     12,526,692
                                                                 ==========


Primary earnings per common share  .........................    $     .1183
                                                                 ==========



Assuming full dilution:

     Income:

         Net income .......................................    $  1,482,000
                                                                 ==========

     Shares:

         Weighted average number of
           common shares outstanding ......................      12,526,692


         Assuming  exercise  of options  reduced  by the
          number of shares  which could have been purchased
          with the proceeds from the exercise of
          such options ....................................          63,633
                                                                 ----------

         Weighted average number of common
           shares outstanding as adjusted .................       12,590,325
                                                                 ==========



Fully diluted earnings per common share ..................       $    .1177**
                                                                  =========


- - - ----------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This  calculation  is  submitted  in  accordance  with  Regulation  S-K  item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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                                                                 EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     Nine Months Ended September 30, 1994*



Primary:

   Income:

         Net income .....................................       $4,524,000
                                                                ==========

     Shares:

         Weighted average number of
           common shares outstanding ....................       12,524,244
                                                                ==========


Primary earnings per common share .......................      $     .3612
                                                                ==========



Assuming full dilution:

     Income:

         Net income ....................................      $  4,524,000
                                                                ==========

     Shares:

         Weighted average number of
           common shares outstanding ...................        12,524,244


         Assuming  exercise  of options  reduced  by the
          number of shares  which could have been
          purchased with the proceeds from the exercise
          of such options ..............................            63,633
                                                                ----------

         Weighted average number of common
           shares outstanding as adjusted ..............         12,587,877
                                                                ==========



Fully diluted earnings per common share ................         $    .3594**
                                                                ==========


- - - ---------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This  calculation  is  submitted  in  accordance  with  Regulation  S-K  item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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